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                                                                   Exhibit 4.12

                                      AGREEMENT

       AGREEMENT dated this 23rd day of March, 1999, by and among Trans Global Services, Inc., a Delaware corporation ("Trans Global"), Arc Networks, Inc., a Delaware corporation ("Arc"), Consolidated Technology Group Ltd., a New York corporation ("Consolidated"), Technology Acquisitions Ltd., a Bermuda corporation ("TA"), and Gemini II, Inc., a Delaware corporation ("Gemini"), Trans Global, Arc, Consolidated, TA and Gemini being referred to collectively as the "Parties" and each, individually, as a "Party."

                               W I T N E S S E T H:

       WHEREAS, Trans Global is the holder of Arc's 10% installment promissory note due August 31, 2003 in the principal amount of $1,216,673 (the "Arc Note"), which is payable to the order of Trans Global; and

       WHEREAS, the Arc Note is guaranteed by Consolidated pursuant to a guarantee dated September 18, 1998 (the "Consolidated Guarantee"); and

       WHEREAS, Trans Global and Consolidated are parties to a Subordination Agreement dated September 18, 1998 (the "Subordination Agreement"); and

       WHEREAS, pursuant to a certain stock purchase agreement dated the date of this Agreement by and among Arc, Consolidated, SIS Capital Corp., a Delaware corporation and wholly-owned subsidiary of Consolidated ("SISC"), and TA (the "Purchase Agreement"), SISC is selling to TA approximately 67% of the outstanding common stock of Arc, which represents all of the shares of the common stock of Arc which are owned by SISC, such sale being referred to as the "Arc Stock Sale" and

       WHEREAS, following or contemporaneously with the completion of the Arc Stock Sale, a wholly-owned subsidiary of Gemini is to merge with and into Arc, which merger is referred to as the "Arc Merger"; and

       WHEREAS, following the completion of the Arc Merger, Gemini intends to file a registration statement with respect to a proposed public offering of its common stock, par value $.0001 per share ("Gemini Common Stock"); and

       WHEREAS, by the terms of the Arc Note, the full principal amount of the Arc Note, together with accrued interest, becomes immediately due and payable upon the occurrence of certain events, which include the Arc Stock Sale and the Arc Merger; and

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       WHEREAS, Arc, Consolidated, TA and Gemini have requested that Trans
Global agree that the Arc Note not become immediately due and payable upon either the Arc Stock Sale or the Arc Merger; and

       WHEREAS, Trans Global is willing to agree that neither the consummation of the Arc Stock Sale nor the Arc Merger will result in the Arc Note becoming immediately due and payable, on and subject to the terms of this Agreement; and

       WHEREAS, each of the Parties believes that the execution of this Agreement and the performance of its terms is in the best interest of such Party;

       WHEREFORE, the Parties do hereby agree as follows.

       1.     (a)    Trans Global hereby waives the provision of the Arc Note
that provides that the Arc Note becomes payable in full upon the occurrence of either the Arc Stock Sale or the Arc Merger.

              (b)    The waiver granted by Trans Global pursuant to Paragraph
1(a):

                     (i) is subject to the execution of this Agreement by Arc, Consolidated, TA and Gemini and the performance by TA and Gemini of all of their obligations to be performed contemporaneously with or prior to the execution of this Agreement;

                     (ii) is subject to the execution by TA and Gemini of the Purchaser Guarantee, as hereinafter defined; and

                     (iii) relates only to the Arc Stock Sale and the Arc Merger and shall not be deemed to relate in any manner to any other Sale Transaction, as defined in the Arc Note, or any other transaction set forth in Paragraph 6(b) of this Agreement.

       2. Consolidated hereby confirms that (a) the Consolidated Guarantee is in full force and effect on the date of this Agreement, and (b) none of the obligations of Consolidated pursuant to the Consolidated Guarantee will be affected in any manner by the execution of this Agreement or the performance of any of the terms of this Agreement, including, but not limited to, the waiver by Trans Global pursuant to Paragraph 1 of this Agreement.

       3. The Subordination Agreement is hereby terminated and of no force and effect.

       4.     (a)    Trans Global hereby agrees that it will accept shares of
Gemini's Series A Preferred Stock in exchange for the cancellation of the Arc Note and the Consolidated Guarantee at the time Gemini receives the proceeds from its initial public offering, as hereinafter defined, if the closing with respect to Gemini's initial public offering shall have occurred by December 31, 1999, and, if, on the closing date of such initial public offering:


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                     (i)    Arc shall not be in default of its obligations
pursuant to the Note, including its obligations to pay the principal and interest and to comply with all of its other obligations pursuant to the Note and this Agreement, and there shall have occurred no event which, with the passage of time of the giving of notice by Trans Global or any other person, would result in an event of default as set forth in Paragraph 4 of the Arc Note.

                     (ii) Gemini shall have issued the Series A Preferred Stock to Trans Global in exchange for the cancellation of the Arc Note and the Consolidated Guarantee, as provided in Paragraph 7 of this Agreement.

                     (iii) The consolidated net tangible book value of Gemini, determined in accordance with generally accepted accounting principals, shall be not less than six million dollars ($6,000,000).

              (b) An "initial public offering" shall mean a firm commitment underwritten initial public offering pursuant to a effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). The date on which the registration statement relating to Gemini's initial public offering is declared effective by the Securities and Exchange Commission (the "Commission") is referred to as the "IPO Date."

              (c) Upon the cancellation of the Arc Note, whether pursuant to Paragraph 4(a) of this Agreement or otherwise, the Consolidated Guarantee will automatically terminate and be of no further force and effect, and Trans Global shall return the Consolidated Guarantee to Consolidated.

              (d) Trans Global shall give Consolidated prompt notice of any event which results in the cancellation of the Arc Note.

       5.     TA and Gemini will, contemporaneously with the execution of this
Agreement:

              (a) Execute their joint and several guarantee (the "Purchaser Guarantee") of the obligation of Arc pursuant to the Arc Note in the form of Exhibit A to this Agreement.

              (b) File or cause to be filed a certificate of designation (the "Certificate of Designation") setting forth the rights, preferences and privileges of the holders of the Series A 10% Convertible Redeemable Preferred Stock, par value $.0001 per share ("Series A Preferred Stock"), in the form of Exhibit B to this Agreement.

       6.     The terms of the Arc Note are hereby modified as follows:

              (a) Arc shall continue to make payments of principal and interest on the Arc Note at the times set forth in the Arc Note, subject to the further provisions of this Paragraph 6.


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              (b)    The principal and interest on the Arc Note shall become
immediately due and payable as follows:

                     (i) The sale by TA or Gemini of all or substantially all of its business and assets in one transaction or in a series of related transactions, regardless of whether the transaction is structured as a merger, consolidation, sale of assets, sale of stock or assets of its subsidiary, sale and leaseback or other transaction whereby substantially all of the business and assets of TA or Gemini is conveyed to another person or entity, except that this Paragraph 6(b)(i) shall not apply to the Arc Merger.

                     (ii) The merger of TA or Gemini with another entity where TA or Gemini is the surviving entity if, as a result of the merger, the stockholders of TA or Gemini, as the case may be, prior to the merger (other than persons who became stockholders in anticipation of or in connection with the merger) own less than fifty percent (50%) of the outstanding capital stock, either in terms of number of shares or value of shares, upon the effectiveness of the merger.

                     (iii) The sale by stockholders of their capital stock in TA or Gemini in a transaction or a series of related transactions which results in the transfer of at least fifty percent (50%) of the outstanding capital stock; provided, however, that following a public offering by Arc or Gemini of its securities, sales by the public stockholders shall not be an event described in this Paragraph 6(b)(iii) unless such transfers are made in response to a tender offer or similar transaction.

                     (iv) The failure by Gemini to complete an initial public offering by 5:30 P.M., New York City time, on December 31, 1999.

                     (v) Any breach by TA or Gemini of its obligations pursuant to this Agreement if such breach is not cured within thirty (30) days after notice of such breach is given to TA or Gemini, as the case may be, and Consolidated.

                     (vi) The occurrence of any event (other than the Arc Stock Sale and the Arc Merger) which, pursuant to the terms of the Arc Note, gives the holder of the Arc Note the right to demand that the principal of and interest on the Arc Note become immediately due and payable.

       7. At the closing of Gemini's initial public offering, Gemini shall issue to Trans Global one share of Series A Preferred Stock for each one dollar ($1.00) of principal on the Arc Note which is outstanding on the date of such closing and pay to Trans Global the accrued interest on the Arc Note to the date the Series A Preferred Stock is issued, and Trans Global shall deliver the


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Arc Note to Arc for cancellation.  The holders of the Series A Preferred
Stock will have the rights, preferences and privileges set forth in the Certificate of Designation. Except for the issuance of Series A Preferred Stock pursuant to this Agreement, Gemini shall not issue any additional shares of Series A Preferred Stock except for transfers of the shares of Series A Preferred Stock issued to Trans Global pursuant to this Agreement.

       8. Consolidated and Arc, severally and not jointly, represent and warrant to Trans Global that:

              (a) Such Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

              (b) Such Party has full power and authority to enter into this Agreement and the Escrow Agreement, as hereinafter defined, and to carry out the transactions provided for in this Agreement and the Escrow Agreement, and this Agreement and the Escrow Agreement constitute the legal, valid and binding obligations of such Party, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies, and that no representation is made as to the enforceability of the indemnification provisions contained in Paragraph 11 of this Agreement. All necessary corporate action required to be taken by such Party for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

              (c) No consent, approval or agreement of any person, party, court, governmental authority or entity is required to be obtained by such Party in connection with the execution and performance by Consolidated or Arc of this Agreement or the Escrow Agreement.

       9.     (a)    TA and Gemini hereby jointly and severally represent and
warrant to Trans Global that:

                     (i) TA and Gemini are corporations duly organized, validly existing and in good standing under the laws of Bermuda and the State of Delaware, respectively.

                     (ii) TA and Gemini have full power and authority to enter into this Agreement, the Escrow Agreement and the Purchaser Guarantee, and to carry out the transactions provided for in this Agreement, the Escrow Agreement and the Purchaser Guarantee, and this Agreement, the Escrow Agreement and the Purchaser Guarantee constitute the legal, valid and binding obligations of TA and Gemini, enforceable in accordance with their respective


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terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies, and that no representation is made as to the enforceability of the indemnification provisions contained in Paragraph 11 of this Agreement. All necessary corporate action required to be taken by TA and Gemini for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

                     (iii) No consent, approval or agreement of any person, party, court, governmental authority or entity is required to be obtained by TA or Gemini in connection with the execution and performance by TA or Gemini of this Agreement, the Escrow Agreement or the Purchaser Guarantee.

                     (iv) The execution and filing of the Certificate of Designation has been approved by all necessary corporate action.

                     (v) The Series A Preferred Stock to be issued pursuant to this Agreement has been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non-assessable and subject to no rights or claims of any third party. The shares of Gemini Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") are duly and validly authorized and, when issued upon conversion of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable and subject to no rights or claims of any third party.

              (b) TA and Gemini jointly and severally covenant and agree that, without the prior written consent of Consolidated, they will not take or permit to be taken any action described in Paragraphs 6(b)(i), (ii) or (iii) of this Agreement.

       10.    (a)    Trans Global represents and warrants to Consolidated, Arc,
TA and Gemini that:

                     (i) Trans Global is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                     (ii)   Trans Global owns the Arc Note.

                     (iii) Trans Global has full power and authority to enter into this Agreement and the Escrow Agreement and to carry out the transactions provided for in this Agreement, and this Agreement and the Escrow Agreement constitute, the legal, valid and binding obligations of Trans Global, enforceable in accordance with their respective terms, except as enforceability may


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be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies, and that no representation is made as to the enforceability of the indemnification provisions contained in Paragraph 11 of this Agreement. All necessary corporate action required to be taken by Trans Global for the consummation of the transactions contemplated by this Agreement has been duly and validly taken.

                     (iv) No consent, approval or agreement of any person, party, court, governmental authority or entity is required to be obtained by Trans Global in connection with the execution and performance by Trans Global of this Agreement or the Escrow Agreement.

              (b) Trans Global agrees that, as long as the Consolidated Guarantee shall remain in effect, it will not, without the written consent of Consolidated, amend the terms of the Arc Note in a manner which would (i) increase the interest rate, (ii) accelerate the payment schedule, (iii) reduce the time for any notice or cure, (iv) create any other event of default or other event which, by its terms, would result in the acceleration of the principal amount of the Arc Note; provided, however, that this Paragraph 10(b) shall not apply to any accelerated payment terms resulting from or following a default under the Arc Note or an event which, with the passage of time of the giving of notice, would result in a default under the Arc Note. In the event that Trans Global fails to comply with its obligations pursuant to this Paragraph 10(b), the Consolidated Guarantee shall become void, and Trans Global shall have no rights thereunder, except to the extent of any obligations which may have accrued under the Consolidated Guarantee prior to the date of such failure.

              (c) Trans Global shall give Consolidated prompt notice of any amendment to the Arc Note.

              (d) Trans Global confirms that, as of the date of this Agreement, Arc is not in default under the Arc Note.

       11.    (a)    At any time during the period commencing on the IPO Date
ending on the Registration Termination Date, as hereinafter defined, Gemini shall advise Trans Global or any Transferees, as hereinafter defined (Trans Global and its Transferees being referred to herein collectively as the "holders" and each as a "holder"), by written notice at least two (2) weeks prior to the filing of any registration statement (other than a registration statement on a Form S-8 or S-4 or any subsequent form relating to employee benefit plans and mergers or acquisitions) under the Securities Act covering securities of Gemini and will, upon the request of any holder, include in


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any such registration statement such information as may be required to permit a public offering of any or all of such holder's Registrable Securities, as hereinafter defined; provided, however, that Gemini shall not be required to include any Registrable Securities in a registration statement relating solely to an offering by Gemini of securities for its own account if the managing underwriter requests in writing that Gemini exclude the Registrable Securities, provided that all other proposed selling stockholders, if any, are treated in the same manner as the holder. In the event that the managing underwriter shall permit the inclusion in any such registration statement of a limited number of securities for sale by selling stockholders, to the extent that the managing underwriter permits any such shares to be included in the registration statement, Gemini shall include securities to be sold by all persons (other than officers and directors of Gemini or its affiliates) exercising piggyback or similar registration rights, on a proportional basis, based on the number of shares of Gemini Common Stock which each such person proposes to include in the registration statement. If requested by the managing underwriter in writing, the holder will agree not to sell any of the Registrable Securities included in such registration statement without the consent of such managing underwriter during such period, not to exceed six months, following the effective date of the registration statement, as the managing underwriter may request (the "lock-up period"), and Gemini shall not be required to include Registrable Securities in such registration statement unless the holder agrees to such lock-up. Notwithstanding the foregoing, in no event shall the holder be required to agree to a lock-up period longer than any other selling stockholder whose shares are included in such registration statement or any other underwritten registration statement being filed at or about the same time as such registration statement. Gemini shall keep such registration statement current until the earlier of the date the Registrable Securities included in the registration statement shall have been sold or the Registration Termination Date. It shall be a condition to Gemini's obligation to include any holder's Registrable Securities in a registration statement pursuant to this Paragraph 11(a) or to file a registration statement pursuant to Paragraph 11(b) of this Agreement that the holder provide Gemini in writing with such information as Gemini may reasonably request concerning the holder and the holder's proposed plan of distribution and any other information requested by the Commission, the National Association of Securities Dealers, Inc., NASD Regulation, Inc., any stock exchange or market on which the Gemini Common Stock is traded and any state securities commission. Gemini shall advise the holder in writing of the extent to which a managing underwriter will permit the inclusion of shares of Gemini Common Stock in a registration statement and shall provide the holder with a copy of


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any requests by the managing underwriter relating to the inclusion of any
Registrable Securities in a registration statement.

              (b) If the Registrable Securities shall not have been registered pursuant to Paragraph 11(a) of this Agreement during the twelve month period commencing on the IPO Date, then, if Trans Global or any other holder(s) who own 25% of the Series A Preferred Stock issued pursuant to this Agreement shall give notice (the "Registration Notice") to Gemini at any time during the period commencing twelve months after the IPO Date and ending on the Registration Termination Date, that such holders contemplate the sale of all or any portion of the Registrable Securities under such circumstances that a public distribution (within the meaning of the Securities Act) of such Registrable Securities will be involved, then Gemini shall, within forty five (45) days after receipt of the Registration Notice, time being of the essence, file a registration statement pursuant to the Securities Act, to the end that all Registrable Securities may be sold publicly under the Securities Act, and Gemini will use its best efforts to cause such registration statement to become effective. If the Registration Notice is not signed by all holders of the Registrable Securities, Gemini shall, within five days of its receipt of the Registration Notice, give notice to the other holders and, if they so request, include their Registrable Securities in the registration statement. Gemini shall keep such registration statement current and effective until the all of the Conversion Shares shall have been sold pursuant to the registration statement or until the Registration Termination Date. The holders shall be entitled to only one (1) demand registration right pursuant to this Paragraph 11(b), except that, in the event that such registration statement is filed and is either withdrawn or does not become effective (other than upon the written request of all of the holders whose Registrable Securities are to be included in such registration statement), then the holders shall not be deemed to have exercised the demand registration right pursuant to this Paragraph 11(b).

              (c) The following provisions shall also be applicable to this Paragraph 11:

                     (i) As used in this Paragraph 11, the following terms shall have the meanings set forth below:

                            (A)    "Registration Termination Date" shall mean
the date on which Trans Global or its Transferees may sell all of the Conversion Shares that they then own or would own on conversion of the Series A Preferred Stock pursuant to Paragraph (k) of Rule 144 ("Rule 144") of the Commission pursuant to the Securities Act.


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                            (B)    "Registrable Securities" shall mean (I) the
shares of Series A Preferred Stock issued to Trans Global pursuant to this Agreement and held by Trans Global and its Transferees and (II) the Conversion Shares issued or issuable upon conversion of such shares of Series A Preferred Stock. Trans Global understands that there will not be a public market in the Series A Preferred Stock.

                            (C)    "Transferees" shall mean (I) the persons or
entities to whom or to which Trans Global or its transferees shall have transferred any Registrable Securities in a transaction exempt from the registration requirements of the Securities Act, other than Rule 144 or any subsequent similar rule.

                     (ii) Gemini shall bear the entire cost and expense of any registration of securities pursuant to Paragraphs 11(a) and (b) of this Agreement. Any holder whose Registrable Securities are included in any registration statement pursuant to this Paragraph 11 shall, however, bear the fees of his or its own counsel and accountants and any transfer taxes or underwriting or brokers' discounts or commissions applicable to the Registrable Securities sold by him or it pursuant thereto.

                     (iii) Following the effective date of a registration statement which includes Registrable Securities pursuant to Paragraph 11(a) or
(b) of this Agreement, Gemini shall, upon the request of any holder, forthwith supply the holder with such number of prospectuses meeting the requirements of the Securities Act as shall be reasonably requested by the holder to permit the holder to make a public distribution of all the registered Registrable Securities from time to time offered or sold by the holder, provided that the holder shall from time to time furnish Gemini with such appropriate information (relating to the intentions of the holder) in connection therewith as Gemini shall request in writing as provided in said Paragraphs 11(a) and (b). Gemini shall also use its best efforts to qualify the registered shares for sale in such states as the securities being sold by Gemini and other selling stockholders, if any, are otherwise being registered or qualified and, in such other states as the holder shall reasonably request; provided, however, that Gemini shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Paragraph 11(c)(iii), be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction.

                     (iv) Gemini shall prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used pursuant this Paragraph


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11 as may be necessary to keep such registration statement current and effective during the period when the holder may sell Registrable Securities pursuant to the registration statement. Gemini will notify each holder whose Registrable Securities are subject to the registration statement at such time as, for any reason, the prospectus relating to the sale of the Registrable Securities is no longer current and effective, and the holder shall not sell any Registrable Securities pursuant to such registration statement until such time as the holder is advised by Gemini that the registration statement is current and effective. In no event shall Gemini be required to keep any registration statement which includes the Registrable Securities current and effective subsequent to the Registration Termination Date.

                     (v) Gemini shall indemnify and hold harmless each holder, its officers and directors, partners and members and each underwriter, within the meaning of the Securities Act, who may purchase from or sell any Registrable Securities for the holders and each person who controls any holder and such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities (collectively, "Losses") caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Paragraph 11 or any application or other filing under any state securities law or by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to which the holder or any such underwriter or control person or other indemnified party may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other Federal or state law, rule or regulation, at common law or otherwise, except insofar as such Losses are caused by any such untrue statement or alleged untrue statement or omission or alleged omission which is based upon information furnished or required to be furnished to Gemini by the holder or any such underwriter or other indemnified party expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that each holder and such underwriter shall at the same time indemnify Gemini, its officers and directors, each underwriter and each person, if any, who controls Gemini or such underwriter within the meaning of the Securities Act and each other person whose securities are being offered or sold pursuant to such registration statement (the "other holders") and each person who controls the other holders within the meaning of the Securities Act, from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus filed or furnished by reason of this Paragraph 11 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such Losses are caused by any untrue statement or alleged untrue statement or omission based upon information furnished to Gemini in writing by the holder or such underwriter expressly for use therein; provided, however, that the holder's liability to Gemini and such underwriter or other indemnified party pursuant to this Paragraph 11(c)(v) shall not exceed the gross sales price of all Registrable Securities sold by the holder pursuant to such registration statement.

                     (vi) If any action or claim shall be brought or asserted by a person or entity entitled to indemnification pursuant to Paragraph 11(c)(v) of this Agreement (an "indemnified party") against Gemini or any underwriter engaged by Gemini or any person controlling Gemini or such underwriter within the meaning of the Securities Act or against the holder or any underwriter engaged by the holder or any person controlling the holder or such underwriter, within the meaning of the Securities Act in respect of which indemnity may be sought pursuant to Paragraph 11(c)(v) of this Agreement (an "indemnifying party"), the indemnified party shall promptly notify the indemnifying party in writing of the basis for the claim of indemnification and provide the indemnifying party with a copy of all legal papers or other notices or communications served on it in connection therewith, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all legal and other expenses in connection therewith. The failure of the indemnified party to notify the indemnifying party as provided in this Paragraph 11(c)(vi) will not relieve the indemnifying party of any liability for indemnification which it may have to the indemnified party pursuant to Paragraph 11(c)(v) of this Agreement unless the failure to so notify the indemnifying party materially prejudices the rights of the indemnifying party. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (A) the employment thereof has been specifically authorized by the indemnifying party in writing and the indemnifying party shall have agreed in writing to pay such fees and expenses, or (B) the indemnifying party has failed, either (I) with reasonable promptness, to assume the defense and employ counsel as provided in this Paragraph 11(c)(vi), or (II) to appoint counsel to act or otherwise respond to any claim or action prior to the date a response is due, after giving effect to any extensions obtained by or on behalf of the indemnifying party, or (C) the named parties to any such action (including any impleaded parties) include both an indemnified party and an indemnifying party, and in the judgment of the counsel for the indemnified party, it is advisable for the indemnified party or controlling person to be represented by separate counsel because of actual or potential conflicting interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or such controlling person, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time in each jurisdiction for all indemnified parties
(whether pursuant to this Agreement or any other agreements granting registration rights), which firm shall be designated in writing by all the indemnified parties, except that if Trans Global is an indemnified party, such counsel shall be designated by Trans Global). The indemnifying party shall not be liable for any settlement of any such action effected by an indemnified party without the written consent of the indemnifying party
(which shall not be withheld unreasonably in light of all factors of importance to such indemnifying party and such indemnified party), but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action by a court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Loss by reason of such settlement or judgment.

                     (vii) The making of any request for prospectuses hereunder shall not impose on the holder any obligation to sell any Registrable Securities.

                     (viii) Gemini's obligations pursuant to this Paragraph 11 shall be applicable to Trans Global and its Transferees.

              (d) If either (i) any holders shall have exercised the demand registration rights pursuant to Paragraph 11(b) of this Agreement and such registration statement shall not have been declared effective within six months after the date of the Registration Notice, or (ii) the Registrable Securities shall have been registered pursuant to the Securities Act, but, for any reason, the registration statement shall cease to be current and effective for a period of more than thirty (30) days, then in either of such cases, any holder shall have the right to require Gemini to redeem the Preferred Stock held by such holder as set forth in the Certificate of Designation.

       12. Pursuant to the Purchase Agreement, this Agreement and the Purchaser Guarantee will be held in escrow and will be delivered to Trans Global and an executed copy of this Agreement shall be delivered to Consolidated, Arc and TA at such times as the documents are released from escrow pursuant to a Distribution Notice, as defined in the Escrow Agreement, all as provided in the escrow agreement dated the date of this Agreement among Consolidated, SISC, Arc, TA, Trans Global and Parker Chapin Flattau & Klimpl, LLP, as escrow agent (the "Escrow Agreement"). In the event that the Escrow Property, as defined in the Escrow Agreement, is distributed pursuant to Paragraph 5 of the Escrow Agreement as a result of a Termination Notice, as defined in the Escrow Agreement, or the failure of Arc to obtain the New York Regulatory Consent, as defined in and pursuant to the Purchase Agreement, this Agreement shall, automatically and without any action on the part of any Party, terminate and be of no force and effect and no party shall have any right or obligation pursuant to this Agreement or the Purchaser Guarantee. Nothing in this Paragraph 12 shall be construed to modify or affect in any manner the rights and obligations of Trans Global and Arc under the Arc Note and the rights and obligations of Trans Global and Consolidated under the Consolidated Guarantee during the period when this Agreement is held in escrow.

       13. Gemini agrees that prior to the issuance of the Series A Preferred Stock pursuant to this Agreement, it will not modify or amend the Certificate of Designation.

       14. Contemporaneously with the execution of this Agreement, each Party will deliver to the other Parties the certificate of the secretary of such Party certifying as to (a) the incumbency of the officers of such Party and (b) the adoption by the Board of Directors of resolutions approving the execution of this Agreement and the performance of its terms.

       15.    (a)    Except for the waiver granted in Paragraph 1 of this
Agreement and the provisions of Paragraph 6 of this Agreement, the Arc Note shall remain in full force and effect.

              (b) Nothing in this Agreement shall be construed to modify or affect the rights of Consolidated, SISC and Trans Global pursuant to a certain agreement dated February 25, 1999, by and among Consolidated, SISC and Trans Global.

       16.    (a)    This Agreement, including the Exhibits, which constitute
integral parts of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter thereof, superseding and terminating any and all prior or contemporaneous oral and prior written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver under this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

              (b) If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

              (c) All notices or other communications required or permitted by this Agreement shall be in writing signed by the party giving such notice, and delivered personally against receipt thereof or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Paragraph 16. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the fifth (5th) business day after the date of mailing, except that notice of change in the person, address or facsimile number shall be effective on actual receipt. Notices shall be addressed to the party for whom intended at his or its address set forth below or to the attention of such other person or such other address or facsimile number as a party shall have designated by notice in writing to the other parties given in the manner provided by this Paragraph 16(c):

              if to Trans Global to:

              Trans Global Services, Inc.
              1393 Veterans Memorial Highway
              Hauppauge, New York 11788
              Facsimile: (516) 724-0039
              Attn: Joseph G. Sicinski, President and CEO with a copy to:

              Esanu Katsky Korins & Siger, LLP
              605 Third Avenue
              New York, New York 10159
              Facsimile: (212) 953-6899
              Attn: Asher S. Levitsky P.C.

              if to Arc, to:

              Arc Networks, Inc.
              1770 Motor Parkway
              Hauppauge, New York 11788
              Facsimile:  (516) 582-1240
              Attn: Peter F. Parrinello, President

              with a copy to:

              Parker Chapin Flattau & Klimpl, LLP
              1211 Avenue of the Americas
              New York, New York 10036
              Facsimile:  (212) 704-6288
              Attention: Michael J. Shef, Esq.

              if to Consolidated, to:

              Consolidated Technology Group Ltd.
              160 Broadway, Suite 901
              New York, New York 10038
              Facsimile:  (212) 233-5023
              Attn: Mr. Seymour Richter, President

                         and

              Consolidated Technology Group Ltd.
              2424 North Federal Highway, Suite 110
              Boca Raton, Florida 33431
              Facsimile:  (561) 347-5352
              Attn: George W. Mahoney, Chief Financial Officer

              with a copy to:

              Robert L. Blessey, Esq.
              51 Lyon Ridge Road
              Katonah, NY 10536
              Facsimile:  (914) 232-0647

              If to TA or Gemini, to:

              Technology Acquisitions, Ltd.
              c/o Benchmark Equity Group, Inc.
              700 Gemini Street
              Houston, TX 77058
              Facsimile: (281) 488-5353
              Attn: Mr. Christopher H. Efird

              with a copy to:

              De Martino Finkelstein Rosen & Virga
              1818 N Street, N.W., Suite 400
              Washington, D.C.  20036
              Facsimile:  (202) 659-1290
              Attn: Ralph V. De Martino, Esq.


              (d) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the Parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the Federal or state courts located in the County of New York or Suffolk in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consents to any service of process made in the manner set forth in Paragraph 16(c) of this Agreement (other than by telecopier), in addition to any other method of service permitted by law. In any action brought pursuant to this Agreement based on an alleged breach of this Agreement, the prevailing Party shall be entitled to reimbursement of all costs incurred by it in connection therewith to the extent, if at all, awarded or allowed by the court or other tribunal in which the action or proceeding has been commenced; provided, however, that nothing in this Paragraph 16(d) shall be construed to affect in any manner the provisions of Paragraphs 11(c)(v) and (vi) of this Agreement.

              (e) Each of the Parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement and related expenses, except as expressly provided in this Agreement.

              (f) Each Party to this Agreement is relying on his or its own tax advisors as to the tax consequences of this Agreement and the transactions contemplated by this Agreement, and no party is making any representations or warranties of any kind as to such tax consequences to any other Party.

              (g) No Party shall make a public announcement concerning this Agreement without the consent of the other Parties except to the extent that disclosure is required under applicable laws.

              (h) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that, except as expressly provided in this Agreement, no Party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other Parties.

              (i) Each Party agrees, without cost or expense to any other Party, to deliver or cause to be delivered such other documents and instruments and to take such other action as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

              (j) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                              [Signatures on Next Page]

       IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.


                                   TRANS GLOBAL SERVICES, INC.


                                   By: /s/ Joseph G. Sicinski
                                      ----------------------------------------
                                       Joseph G. Sicinski, President and CEO


                                   CONSOLIDATED TECHNOLOGY GROUP LTD.


                                   By: /s/ Seymour Richter
                                      ----------------------------------------
                                       Seymour Richter, President


                                   ARC NETWORKS, INC.


                                   By: /s/ Peter F. Parrinello
                                      ----------------------------------------
                                       Peter F. Parrinello, President and CEO


                                   TECHNOLOGY ACQUISITIONS LTD.


                                   By: /s/ Frank DeLape
                                      ----------------------------------------
                                   Name:   Frank DeLape
                                   Title:  Director


                                   GEMINI II, INC.


                                   By: /s/ Christopher H. Efird
                                      ----------------------------------------
                                   Name:   Christopher H. Efird
                                   Title:  President